EX.99.906CERT

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report on Form N-CSR of the Berwyn Income Fund, Chartwell Mid Cap Value Fund, Chartwell Small Cap Value Fund, Chartwell Short Duration High Yield Fund and Chartwell Small Cap Growth Fund (the “Trust”), for the six months ended April 30, 2018 (the “Report”), Timothy J. Riddle, as President and Chief Executive Officer of the Trust, and Neil Walker, as Treasurer and Chief Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	7/9/18

/s/ Timothy J. Riddle
Timothy J. Riddle
President and Chief Executive Officer

/s/ Neil Walker
Neil Walker
Treasurer and Chief Financial Officer